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                                                                   EXHIBIT 99
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(Corrected Copy)
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[ZOLTEK logo]

FOR IMMEDIATE RELEASE                               NASDAQ NMS SYMBOL: "ZOLT"
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                   ZOLTEK APPOINTS CHIEF OPERATING OFFICER
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         ST. LOUIS, MISSOURI -- FEBRUARY 17, 2005 -- Zoltek Companies, Inc.
today announced the appointment of David M. Harding, 41, as its new
President and Chief Operating Officer. Mr. Harding has a breadth of experience in the United States and Europe and managing large, complex manufacturing operations. He is leaving Air Products and Chemicals, Inc. where he was Director of Operations, North America Western Region.

         "We are extremely pleased to announce the addition of Dave Harding to the top management team at Zoltek," said Zsolt Rumy, Zoltek's Chairman, Chief Executive and founder. "With proven capability in running multiple complex manufacturing operations, Dave is eminently qualified to lead Zoltek's manufacturing operations during this period of rapid capacity expansion to meet the demand for low-cost, high-performance carbon fibers. His leadership in operations will allow me to concentrate on strategic marketing and long-term scale-up and development of the business."

         Over an 18-year career with Air Products and Chemicals, Inc. a global conglomerate with multi-billion dollar annual revenues, Harding held positions of increasing responsibility in managing chemical operations in Europe and the United States. Dave joined Air Products and Chemicals, Inc. after he received his B.S. Degree in Chemical Engineering from Drexel University in 1986. He was promoted to his first manufacturing manager position in 1988 and continued in manufacturing management with increasing responsibilities until 1999. Since then he has been the Director of European Operations; Operations Director, Integration - Global Operations; and Director of Operations - North America Western Region. Dave brings with him a broad experience in chemicals and industrial gases operations, the proven ability to manage large workforces over vast operating regions, and leadership of multi-hundred million dollar operating and revenue budgets.

                      For further information contact:

                               ZSOLT RUMY, CEO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

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[ZOLTEK logo]


Zoltek Appoints Chief Operating Officer
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February 17, 2005

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This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber and Technical Fiber Business Units are primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit, which the Company is pursuing plans to exit, manufactures and markets industrial materials.

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